As filed with the Securities and Exchange Commission on December 18, 2025

Registration No. 333-231319

Registration No. 333-181442

Registration No. 333-162453

Registration No. 333-155910

Registration No. 333-147270

Registration No. 333-117069

Registration No. 333-108681

Registration No. 333-85691

Registration No. 333-76537

Registration No. 333-33819

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1

to

Form S-8 Registration Statement No. 333-231319

Form S-8 Registration Statement No. 333-181442

Form S-8 Registration Statement No. 333-162453

Form S-8 Registration Statement No. 333-155910

Form S-8 Registration Statement No. 333-147270

Form S-8 Registration Statement No. 333-117069

Form S-8 Registration Statement No. 333-108681

Form S-8 Registration Statement No. 333-85691

Form S-8 Registration Statement No. 333-76537

Form S-8 Registration Statement No. 333-33819

UNDER

THE SECURITIES ACT OF 1933

SITE Centers Corp.

(Exact name of registrant as specified in its charter)

Ohio	34-1723097
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3300 Enterprise Parkway Beachwood, Ohio	44122
(Address of Principal Executive Offices)	(Zip Code)

SITE Centers Corp. 2019 Equity and Incentive Compensation Plan

2012 Equity and Incentive Compensation Plan

Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan

(Amended and Restated as of June 25, 2009)

2008 Developers Diversified Realty Corporation Equity-Based Award Plan

2005 Directors’ Deferred Compensation Plan (November 1, 2007 Restatement) and Directors’ Deferred

Compensation Plan (as Amended and Restated on November 8, 2000), as amended

2004 Developers Diversified Realty Corporation Equity-Based Award Plan

2002 Developers Diversified Realty Corporation Equity-Based Award Plan, Share Option Grants Outside of

a Plan and Restricted Share Grants Outside of a Plan

Developers Diversified Realty Corporation Profit Sharing Plan and Trust

Amended and Restated 1998 Developers Diversified Realty Corporation Equity-Based Award Plan

Developers Diversified Realty Corporation 1992 Employees’ Share Option Plan and Developers Diversified

Realty Corporation Equity-Based Award Plan

(Full title of the plans)

Aaron M. Kitlowski

Executive Vice President, General Counsel and Secretary

SITE Centers Corp.

3300 Enterprise Parkway

Beachwood, Ohio 44122

(Name and address of agent for service)

(216) 755-5500

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

SITE Centers Corp., an Ohio corporation (the “Company” or the “Registrant”), is filing these post-effective amendments (these “Post-Effective Amendments”) to the following registration statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”) which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all common shares, $0.10 par value per share, of the Company (“Common Shares”), plus any other securities, registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof:

Registration Statement No.	Plan (each, a “Plan,” and collectively, the “Plans”)

333-231319	SITE Centers Corp. 2019 Equity and Incentive Compensation Plan

333-181442	2012 Equity and Incentive Compensation Plan

333-162453	Amended and Restated 2008 Developers Diversified Realty Corporation Equity-Based Award Plan (Amended and Restated as of June 25, 2009)

333-155910	2008 Developers Diversified Realty Corporation Equity-Based Award Plan

333-147270	2005 Directors’ Deferred Compensation Plan (November 1, 2007 Restatement) Directors’ Deferred Compensation Plan (as Amended and Restated on November 8, 2000), as amended

333-117069	2004 Developers Diversified Realty Corporation Equity-Based Award Plan

333-108681	2002 Developers Diversified Realty Corporation Equity-Based Award Plan Share Option Grants Outside of a Plan Restricted Share Grants Outside of a Plan

333-85691	Amended and Restated Developers Diversified Realty Corporation Profit Sharing Plan and Trust

333-76537	1998 Developers Diversified Realty Corporation Equity-Based Award Plan

333-33819	Developers Diversified Realty Corporation 1992 Employees’ Share Option Plan Developers Diversified Realty Corporation Equity-Based Award Plan

The Company has terminated all offerings of Common Shares pursuant to the Plans registered on the foregoing Registration Statements. As a result, in accordance with the undertakings contained in the Registration Statements pursuant to Item 512 of Regulation S-K, the Company deregisters all Common Shares and associated Plan interests, plus any other securities, registered pursuant to the Registration Statements that have not been issued or delivered under the Plans.

The Post-Effective Amendments shall become effective upon filing with the SEC pursuant to Rule 464 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beachwood, State of Ohio, on December 18, 2025.

SITE CENTERS CORP.

By:	/s/ Aaron M. Kitlowski
Name:	Aaron M. Kitlowski
Title:	Executive Vice President, General Counsel and Secretary

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 of the Securities Act of 1933.